Exhibit 10.4

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated and effective as of March 17, 2023 (this “Agreement”), by and among Aimfinity Investment LLC, a Cayman Islands limited liability company (the “Buyer”), and the parties identified on the signature page hereto (each a “Seller” and collectively, the “Sellers”).

WHEREAS, the Buyer is a sponsor of Aimfinity Investment Corp. I, a Cayman Islands special purpose acquisition company (the “Company”), listed on the Nasdaq Global Market and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, each of the Sellers is officer, director, or other associated personnel (and/or its designee) of the Company;

WHEREAS, pursuant to certain Securities Subscription Agreement, dated December 4, 2021, the Buyer acquired 2,875,000 Class B ordinary shares of the Company, par value $0.0001 per share, for an aggregate purchase price of $25,000 and subsequently surrendered 862,500 Class B ordinary shares for cancellation without consideration, resulting in a holding of an aggregate of 2,012, 500 Class B ordinary Shares, or approximately $0.012 per share (the “Founder Share(s)”);

WHEREAS, pursuant to certain Securities Assignment Agreements, each dated March 29, 2022 (each, a “Securities Assignment Agreement” and, together, the “Securities Assignment Agreement”), the Buyer transferred a total of 80,000 Founder Shares to the Sellers, with the details set forth in Schedule I of this Agreement;

WHEREAS, on April 28, 2022, the Company consummated its initial public offering (the “IPO”) of 8,050,000 units (“Units”), each consisting one Class A ordinary share, $0.0001 par value per share (“Class A Ordinary Shares”), one Class 1 redeemable warrant (the “Class 1 Warrant”) and one-half of one Class 2 redeemable warrant (the “Class 2 Warrant”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Buyer wishes to acquire from the Sellers and the Sellers wish to sell to the Buyer of 40,000 Founder Shares at the original per share purchase price, as set forth in Schedule II of this Agreement; and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Shares. Sellers hereby sell, transfer and assign the aggregated amount of 40,000 Founder Shares (“Sale Shares”) in the respective amounts as set forth on the Schedule II attached hereto; and the Buyer agree to purchase the Sale Shares for the aggregate purchase price of $480 as set forth on Schedule II.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Investment Representations. Buyer represents and warrants, with respect to itself only, as set forth herein. Buyer hereby acknowledges that an investment in the Founder Shares involves certain significant risks. Buyer has no need for liquidity in its investment in the Founder Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such acknowledges and hereby agrees that the Founder Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Company’s final prospectus filed on April 25, 2022, with the U.S. Securities & Exchange Commission (the “Final Prospectus”), under the Securities Act of 1933, as amended (the “Act”). Buyer further understands and agrees that Buyer will continue to be bound by the letter agreement entered between the Company, the Buyer, and other parties dated April 25, 2022, setting forth, among other provisions, the foregoing transfer restrictions.

The Founder Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Buyer has been given the opportunity to (i) ask questions of and receive answers from the Sellers and the Company concerning the terms and conditions of the Founder Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Sellers possess or can acquire without unreasonable effort or expense that is necessary to assist Buyer in evaluating the advisability of the purchase of the Founder Shares and an investment in the Company. Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Buyer is an “accredited investor” as defined in Regulation D promulgated by the U.S. 7Securities & Exchange Commission under the Act.

Section 4. Representations and Warranties.

(a) Each of the Sellers jointly and severally represent and warrant to Buyer that Sellers have good and marketable title to the Founder Shares free and clear of all liens and encumbrances and that, upon updating the records of ownership, Buyer will have good and marketable title to the Founder Shares.

(b) The execution, delivery and performance by the parties of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant parties, and no further approval or authorization is required on the part of such Party;

(c) This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

Section 5. Waiver of Certain Further Forfeiture Rights. Buyer agrees to waive all future enforcement of Section 2(b) of each Securities Assignment Agreement and will not seek to purchase from any Seller any additional securities of the Company pursuant to such section(s).

Section 6. Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

Section 7. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any counterpart signed by an authorized representative of a party and delivered to the other party by facsimile or electronically via portable document format (.pdf) shall be deemed an original counterpart and duly delivered. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

Section 8. Governing Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, and shall be binding upon the parties hereto in the United States and worldwide. The federal and state courts within the State of New York having subject matter jurisdiction shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. To the fullest extent permitted by law, each of the parties hereby agree to waive trial by jury in any action proceeding or counter claim brought by or on behalf of either party with respect to any matter whatsoever relating to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

BUYER:

Aimfinity Investment LLC

By:	/s/ Jing Cao
Name: Jing Cao
Title: Manager

SELLER

/s/ Xin Wang	/s/ Joshua Gordon
Xin Wang	Joshua Gordon

/s/ James J. Long	/s/ Nicholas Torres III
Jame J. Long	Nicholas Torres III

[Signature Page to Securities Transfer Agreement]

Schedule I – April 2022 Transfer

Name of Transferee of [ ], 2022 Agreement	Number of Assigned Shares
	Shares Purchased	Purchase Price
Xin Wang	20,000	$240
Joshua Gordon	20,000	$240
James J. Long	20,000	$240
Nicholas Torres III	20,000	$240
Total	80,000	$960

Schedule II –Transfer Hereto

Name of Sellers of this Agreement	Shares Sold		Remaining Shares
	Number of Shares	Sale Price
Xin Wang	10,000	$120	10,000
Joshua Gordon	10,000	$120	10,000
James J. Long	10,000	$120	10,000
Nicholas Torres III	10,000	$120	10,000
Total	40,000	$480	40,000